HITOX
                                 CORPORATION
                                 of America


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 18, 1999


      The Annual Meeting of Shareholders of Hitox Corporation of America, a Delaware corporation, will be held at the Omni Marina Hotel, 707 N. Shoreline, Corpus Christi, Texas in the Riviera 4 Room, (entrance level), on Tuesday, May 18, 1999, at 9:00 a.m., local time, for the following purposes:

     1.  To elect a board of six (6) directors.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for 1999 by the Board of Directors.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on March 24, 1999, as the record date for determining shareholders entitled to notice of and to vote at the meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Elizabeth K. Morgan, Secretary

April 14, 1999


                           YOUR VOTE IS IMPORTANT
                   Even if you plan to attend the meeting,
                   we urge you to mark, sign and date the
                    enclosed proxy and return it promptly
                          in the enclosed envelope.

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
                        HITOX CORPORATION OF AMERICA
                             722 Burleson Street
                            Post Office Box 2544
                         Corpus Christi, Texas 78403

                         ---------------------------
                               PROXY STATEMENT
                         ---------------------------


      This Proxy Statement and accompanying proxy is furnished by Hitox Corporation of America (hereinafter the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on May 18, 1999, at the Omni Marina Hotel, 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about April 14, 1999.

      The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

      Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

      Only stockholders of record at the close of business on March 24, 1999, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding at the close of business on the Record Date 4,657,487 shares of the Company's Common Stock, each of which is entitled to vote in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the
Meeting. A quorum being present at the Annual Meeting, election of the director nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Meeting, and approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting. Neither the Company's Certificate of Incorporation nor its By-Laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

      The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1998 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.



                           PRINCIPAL STOCKHOLDERS


     The following table sets forth information with respect to those persons known to the Company who, as of December 31, 1998, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.

     Name and Address of                 Number of                    Percent
      Beneficial Owner             Shares Beneficially Owned (1)     of Class
     ------------------            -----------------------------     --------

Megamin Ventures Sdn Bhd                     1,353,000 (2)              29.1%
  41 Jalan Sultan Azlan Shah Utara
  31400 Ipoh, Perak
  Malaysia

The Clark Estates, Inc.                      1,159,780 (3)              24.9%
  One Rockefeller Plaza
  31st Floor
  New York, NY 10020

Pecks Management Partners, Ltd.              1,211,111 (4)              22.9%
  One Rockefeller Plaza
  New York, NY 10020


                          (See following footnotes)


(l) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Megamin Ventures Sdn Bhd is an investment holding corporation organized under the laws of Malaysia which provides management services. Mr. Christopher J. McGougan, a director of the Company, is the Executive Director of Megamin Ventures Sdn Bhd and exercises shared voting and investment power over these shares; however, Mr. McGougan disclaims such beneficial ownership.

(3) Information is based on a Schedule 13G filed with the SEC dated January 22, 1997 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,159,780 shares, including Jane Forbes Clark who owns 459,602 shares and Anne L. Peretz who owns 448,825 shares. Kevin S. Moore, Senior Vice President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,159,780 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,159,780 shares; Jane Forbes Clark has shared voting and investment power as to 459,602 shares; Anne L. Peretz has shared voting and investment power as to 448,825 shares.

(4) Pecks Management Partners, Ltd. does not own any outstanding shares of Hitox Corporation Common Stock. The amounts shown in the table consists solely of shares issuable pursuant to outstanding Warrants held by NAP & Co., Northman & Co. and Fuelship & Co. exercisable at $4.50 per share with respect to 1,111,111 shares and at $2.50 per share with respect to 100,000 shares. NAP & Co., Northman & Co., and Fuelship & Co., of which Pecks Management Partners, Ltd. serves as investment manager, may be deemed to be a "group" as that term is used in Section 13d-3 of the Securities Exchange Act of 1934, as amended. NAP & Co. owns Warrants to purchase 847,778 shares, Northman & Co. owns Warrants to purchase 199,107 shares, and Fuelship & Co. owns Warrants to purchase 164,226 shares of the 1,211,111 shares. Because Pecks Management Partners, Ltd. serves as investment manager, it may be deemed to be a beneficial owner of the shares that may be issued pursuant to such Warrants, although it disclaims such beneficial ownership.

                            ELECTION OF DIRECTORS


      The By-Laws of the Company provides that the Board of Directors shall consist of not less than six (6). At the Annual Meeting, six (6) directors are to be elected to the Board of Directors, each to hold office until the 2000 Annual Meeting or until his successor is elected and qualifies. The persons named as proxies in the enclosed proxy card, who have been designated by the Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of the Company. The nominees have been proposed by the Board of Directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.


      The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and each director as of February 19, 1999 has furnished age. All of the nominees are presently directors of the Company.


                                                                     Director
     Name and Principal Occupation                            Age      Since
     -----------------------------                            ---    --------

ROBERT J. CRESCI                                               55      1992
  Managing Director, Pecks Management Partners, Ltd.
   A director of Bridgeport Machines, Inc.; Sepracor, Inc.;
   Arcadia Financial, Ltd.; EIS International, Inc.;
   Aviva Petroleum Inc.; Quest Educational Corporation;
   Film Roman, Inc.; SeraCare, Inc.; Source Media, Inc.;
   Candlewood Hotel Co., Inc.; Castle Dental Centers, Inc.
   and several private companies.

WILLIAM B. HAYES                                               73      1990
  Chairman of the Board since September 1994.
   Consultant and Investor.

CHRISTOPHER J. McGOUGAN                                        53      1998
  Executive Director, Megamin Ventures Sdn Bhd.
   Director of several private companies.

KEVIN S. MOORE                                                 44      1992
  Senior Vice President, The Clark Estates, Inc.
   A director of Ducommun, Inc.

MICHAEL A. NICOLAIS                                            73      1982
  Senior Managing Director, Carret & Co., Inc.
   A director of Basin Exploration Co.

BERNARD A. PAULSON                                            70      1992
  Acting Chief Executive Officer since October 1997.
   Chairman, The Automation Group, Inc.
   A director of Orion Refining Corporation.
   Retired President of Koch Refining Company with over 50 years experience in the refining and petrochemical industries, including
   Kerr-McGee Corporation.


      Mr. Cresci was nominated to serve as a director pursuant to a Note Purchase Agreement, dated June 15, 1992, between the Company and purchasers of the Company's subordinated notes ("Notes"), NAP & Co., Northman & Co. and Fuelship & Co. (the "Noteholders"). Pursuant to that agreement, the Company has agreed to use its best efforts to include the Noteholders' designee, Mr. Cresci, on the slate of nominees proposed by the Company for election to the Board of Directors, and to solicit proxies in favor of such designee, together with the other nominees in the Company-sponsored slate. Such obligation will continue so long as the Noteholders hold at least 25% of shares of common stock issuable under warrants issued to the Noteholders (the "Warrant Stock"), or warrants to purchase at least 25% of the Warrant Stock.

      Additionally, pursuant to a Voting Agreement dated June 15, 1992, among the Noteholders and The Clark Estates, The Clark Estates agreed to vote its shares in favor of the designee of the Noteholders for election to the Company's Board of Directors, until the Noteholders ceased to own at least an aggregate 25% of the Notes. The Noteholders' designee also agreed to vote their shares in favor of a designee of The Clark Estates (currently Mr. Moore) for election to the Company's Board of Directors, until The Clark Estates ceased to own, in the aggregate, at least 25% of the number of shares owned on the date of that Agreement. On July 31, 1996, the Notes were prepaid. Accordingly, the requirement that The Clark Estates vote its shares in favor of the Noteholders' designee (currently Mr. Cresci) has terminated; however, the requirement that the Noteholders' vote in favor of the The Clark Estates' designee remains effective.


Directors' Attendance

      During the year ended December 31, 1998, there were seven meetings of the Board of Directors of the Company. No incumbent director attended fewer than 75% of the aggregate of all meetings of the Board and of the Committees of the Board on which such director served.

Directors' Compensation

      Non-employee members of the Board of Directors are compensated by the Company for board meetings attended in the amount of $1,000 and a quarterly retainer of $1,500 with the chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board or any Committee or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

      The Company's 1990 Incentive Plan (the "Plan"), approved at the May 18, 1990 Annual Meeting of Shareholders, provides that each non-employee director of the Company on the first business date after each Annual Meeting of
Shareholders of the Company, beginning with the 1990 Annual Meeting of Shareholders, will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant. On May 20, 1998, Messrs. Cresci, Hayes, McGougan, Moore, Nicolais, and Paulson were each granted options to purchase 2,500 shares at the per share exercise price of $2.063, none of which were exercised during fiscal 1998.

      On October 30, 1997, and until the selection of a new President and Chief Executive Officer, the Board of Directors appointed Bernard A. Paulson, Director, as interim Chief Executive Officer with compensation of $4,000 per month and $1,000 per day for negotiation of special projects. Additionally, the Board of Directors retained William B. Hayes, Chairman, as consultant with compensation of $500.00 each day of consultation. During fiscal year 1998, the Company paid consulting fees to Mr. Paulson and Mr. Hayes in the amount of $50,000 and $17,750 respectively.

     Employee directors receive no additional compensation for service on the Board of Directors or on Committees of the Board.


Section 16(a) Beneficial Ownership Reporting Compliance

      Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 3l, 1998, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Audit Committee

      The Audit Committee held one meeting in conjunction with the full board during the Company's fiscal year ended December 31, 1998. The Audit Committee reviews the professional services provided by the Company's independent auditors and the independence of such auditors from management of the Company. The Committee also reviews the scope of the examination of the financial statements by the independent auditors, the annual financial statements of the Company and such other matters with respect to accounting, auditing, and financial reporting practices and procedures of the Company. The Committee is composed of three outside Directors of the Company: Messrs. Hayes, McGougan, and Nicolais (Chairman).


Compensation and Incentive Plan Committee

      This  Committee  is  composed  entirely of  disinterested  non-employee
directors  consisting of Messrs. Cresci, Moore (Chairman), and Paulson.   The
Committee met twice in 1998.

      The Committee formulates and presents to the Board of Directors recommendations as to the base salaries for all officers of the Company. The Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. The Committee is authorized to select persons to receive awards under the Company's 1990 Incentive Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer the Company's 1990 Incentive Plan to the full extent provided in such Plan. Except for the automatic annual grants to non-employee directors described under "Directors' Compensation", none of the members of the Committee are eligible to receive grants under the 1990 Incentive Plan.

                           EXECUTIVE COMPENSATION


      The following table sets forth information concerning cash compensation paid by the Company to the Acting Chief Executive Officer, the Senior Vice President, and the former Chief Executive Officer:

                         Summary Compensation Table
                         --------------------------

                                                Long Term
Name and                                      Compensation       All Other
Principal Position  Year Salary($)  Bonus($) Options/SARs(#)  Compensation($)
------------------  ---  ---------  -------- ---------------  ---------------

Bernard A. Paulson   1998   50,000(1)              2,500(2)        13,500(3)
 Acting CEO          1997   10,000(1)              2,500(2)        10,500(3)

Kelso C. Brooks, Jr. 1998   96,923    17,945(4)   30,000(5)         3,130(4)
 Sr. Vice President  1997   95,485    14,162(6)
                     1996   77,800     5,373(7)

Thomas A. Landshof   1997  117,479(8)                              95,540(9)
 Former President
  and CEO            1996  131,250    29,302                        1,988

(1) Consulting compensation. See "Directors' Compensation". Mr. Paulson became Acting Chief Executive Officer in October 1997.
(2)  Automatic options granted annually to each director.
(3)  Board of Director and Committee Meeting fees.
(4)  Earned in fiscal year; $17,945 deferred to 1999; $3,130 profit sharing.
(5) In March 1998, Mr. Brooks was granted 30,000 options under the 1990 Incentive Plan at an exercise price of $1.531 exercisable over five years at 6,000 options per year.
(6)  $10,000 promotion bonus; $4,162 year-end bonus.
(7)  Earned in fiscal year; $2,573 deferred to 1997.
(8)  Mr. Landshof resigned from the Company on October 30, 1997.
(9) Includes $49,349 severance pay accrued fiscal year; deferred to 1998, and other benefits.

     The following table sets forth information concerning options granted the Senior Vice President of the Company in 1998. No SARs were granted.

                    Option/SAR Grants in Last Fiscal Year
                    -------------------------------------

                    Number of       % of Total
                    Securities      Options/SARs
                    Underlying      Granted to       Exercise or
                    Options/SARs    Employees in     base price     Expiration
     Name           Granted (#)     Fiscal Year      ($/Share)         Date
     ----           -----------     ------------     ---------      ----------

Kelso C. Brooks, Jr.  30,000           14.7           $1.531         03/03/08


             Aggregated Option/SAR Exercises in Last Fiscal Year
             ---------------------------------------------------
                        and FY-End Option/SAR Values
                        ----------------------------

                              Number of Securities
    Shares                    Underlying Unexercised     Value of Unexercised
   Acquired                   Options/SARs at FY-       In-the-Money Options/
      or          Value       End (#) Exercisable/        SARs at FY-End ($)
Exercised(#)   Realized($)    Unexercisable            Exercisable/Unexercisable
------------   -----------    --------------------     -------------------------
Name:  Kelso C. Brooks, Jr.

    0              0          6,000/24,000                 $2,814/$11,256 (1)


(1) Value is stated based on the closing price of $2.00 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 31, 1998, less exercise of $1.531.

Security Ownership of Management

      The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director and all directors and executive officers of the Company as a group as of December 31, 1998.

                                                      Amount
                                                   Beneficially       Percent
Name of Individual or Group                          Owned (1)       of Class
---------------------------                        ------------      --------

Robert J. Cresci                                   1,227,986 (2)(3)    20.8%
William B. Hayes                                      76,500 (4)        1.6%
Christopher J. McGougan                            1,355,500 (5)       29.1%
Kevin S. Moore                                     1,177,280 (6)(7)    24.9%
Michael A. Nicolais                                   32,500 (8)       <1.0%
Bernard A. Paulson                                    59,500 (7)(9)    <1.0%
All directors and executive officers as a group
(9 persons)                                        3,971,266 (10)      65.8%

 (1) Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.

 (2) Includes 847,778 shares issuable upon the exercise of warrants held by NAP & Co., 199,107 shares issuable upon the exercise of warrants held by Northman & Co., and 164,226 shares issuable upon the exercise of warrants held by Fuelship & Co., of which Mr. Cresci exercises sole voting power as Managing Director of Pecks Management Partners, Ltd.

 (3) Includes options to acquire 16,875 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

 (4) Consists  of  72,500 shares that are subject to stock options  that  are
     exercisable  at or within sixty     days of the Record Date,  and  4,000
     shares held under William B. Hayes Living Trust.

 (5) Consists of 2,500 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date, 1,353,000 shares held by Megamin Ventures Sdn Bhd, a Malaysian corporation, of which Mr. McGougan has shared voting and investment power, and 5,000 shares held jointly by Mr. McGougan and his spouse.

 (6) Includes 1,159,780 shares held by the Clark family including Jane Forbes Clark who owns 459,602 shares and Anne L. Peretz who owns 448,825 shares that may be deemed to be beneficially owned by Mr. Moore in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Mr. Moore, Senior Vice President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to these 1,159,780 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,159,780 shares; Jane Forbes Clark has shared voting and investment power as to 459,602 shares; Anne L. Peretz has shared voting and investment power as to 448,825 shares.

 (7) Includes 17,500 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

 (8) Includes  22,500  shares  that are subject to  stock  options  that  are
     exercisable at or within sixty days     of the Record Date,  and  10,000
     shares held by Mr. Nicolais.

 (9) Includes 42,000 shares held jointly by Mr. Paulson and his spouse.

(10) Includes 163,375 shares which officers and directors as a group have the right to acquire pursuant to stock options and 1,211,111 shares that the entities named in number (2) above have the right to acquire pursuant to warrants which are exercisable at or within sixty days of the Record Date.


                            CERTAIN TRANSACTIONS


      Following the completion of the sale of one million shares of Common Stock to Megamin Ventures Sdn Bhd, the Company in February 1997 elected Keng Kay Lim to the Company's Board of Directors. Mr. Lim resigned from the Board of Directors following re-election at the 1998 Annual Meeting, and Christopher J. McGougan, Executive Director of Megamin Ventures Sdn Bhd, was elected to the Board of Directors of the Company succeeding Mr. Lim, and as Mr. Lim's designee. Mr. Lim, through Megamin Ventures Sdn Bhd, is also the controlling shareholder of Malaysian Titanium Corporation Sdn Bhd ("MTC"), the Company's principal raw materials supplier. During 1995, 1996, 1997 and 1998 the Company paid MTC $2,964,000, $4,266,250, $4,077,400 and $4,375,753 respectively, for the purchase of raw materials (principally synthetic rutile), under a supply contract that expires in December 1999. The Company intends to negotiate a new supply contract with MTC prior to the expiration of the current one.


                        RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                        YEAR ENDING DECEMBER 31, 1999


      Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of the Company for the year ending December 31, 1999, subject to ratification of such approval by the Company's stockholders. Ernst & Young LLP served as independent auditors for the Company for the year ended December 31, 1998.

                  DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the next Annual Meeting to be held in May, 2000 must be received by the Secretary of the Company at its principal executive offices at 722 Burleson Street (P. O. Box
2544), Corpus Christi, TX 78403 for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 1, 1999.


                               OTHER BUSINESS

      The Board knows of no other business to be brought before the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed in the proxy to do otherwise.